SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SCANNER TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Mexico	85-0169650
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

14505 21st Avenue North, Suite 220
Minneapolis, MN 55447
(Address of Principal Executive Office and Zip Code)

Scanner Technologies Corporation 2004 Equity Incentive Plan (Full Title of the Plan)

Elwin M. Beaty
President, Chief Executive Officer and Chief Financial Officer
Scanner Technologies Corporation
14505 21st Avenue North, Suite 220
Minneapolis, MN 55447
(763) 476-8271
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 492-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase Common Stock
under the 2004 Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable
under the 2004 Plan	1,000,000 shares	$2.925	$2,925,000	$370.60

TOTAL:				$370.60

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on August 20, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

                The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed or (II) the Registrant’s effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant’s latest fiscal year;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

(c)	If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

                New Mexico Statutes, Section 52-11-4.1, provides that a New Mexico business corporation shall have the power to indemnify a person, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to a corporaton, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) acted in good faith; (2) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (3) the person reasonably believed, in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in the best interests of the corporation, and, in all other cases, that the person’s conduct was at least not opposed to the best interests of the corporation Technologies.

                “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative proceeding. Section 53-11-4.1 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. In addition, Section 53-11-4.1.F requires payment by the Registrant of reasonable expenses in advance of final disposition of the proceeding in particular instances if the director furnishes to the Registrant a written affirmation of his good faith believe that he met the standard of conduct necessary for indemnification and a written undertaking to repay such amount if it shall ultimately be determined that the director has not met such standards of conduct. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present or by a designated committee of the Board if a quorum cannot be obtained, by special legal counsel or by the shareholders.

                Our Amended and Restated Articles of Incorporation provide that a director is not liable to us or our shareholders for monetary damages resulting from a breach of fiduciary duty as a director except to the extent provided by the New Mexico Business Corporation Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan.

23.1	Consent of Fredrikson & Byron, P.A. — included in their opinion filed as Exhibit 5.

23.2	Consent of Lurie Besikof Lapidus & Company, LLP.

24	Power of Attorney from certain directors.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

               The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 24th day of August, 2004.

SCANNER TECHNOLOGIES CORPORATION (the “Registrant”)
By	/s/ Elwin M. Beaty

Elwin M. Beaty President, Chief Executive Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

        Each of the undersigned constitutes and appoints Elwin M. Beaty and David P. Mork his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Scanner Technologies Corporation relating to the Scanner Technologies Corporation 2004 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Elwin M. Beaty	President, Chief Executive Officer,	August 24, 2004
Chief Financial Officer and Director
Elwin M. Beaty	(principal executive officer and principal
financial and accounting officer)

/s/ David P. Mork	Senior Vice President and Director	August 24, 2004

David P. Mork

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCANNER TECHNOLOGIES CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2	Consent of Lurie Besikof Lapidus & Company, LLP
24	Power of Attorney (See Signature Page)